December 28, 2009

China Pharma Holdings, Inc.

Second Floor, No. 17, Jinpan Road,

Haikou, Hainan Province, China

RE:	China Pharma Holdings, Inc.
Form S-3 Registration Statement (File No. 333- )

Dear Sir or Madam:

We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by China Pharma Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $50,000,000 aggregate initial offering price of shares of the Company’s common stock (the “Common Stock”), warrants to purchase common stock (the “Warrants”), or units consisting of Common Stock and Warrants, in one or more series (the “Units”). The Common Stock, Warrants and Units are collectively referred to herein as the “Securities”.

We have examined such instruments, documents and records, as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions stated herein, we are of the opinion that:

1. With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters; and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Warrants, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (the “Board”), upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

3. With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters; (ii) the unit agreement or agreements relating to the Unites have been duly authorized and validly executed and delivered by the Company, the unit agent appointed by the Company and the holders from time to time of the Units, and (iii) the Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable unit agreement and the applicable underwriting or other agreement, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions herein are also subject to the following exceptions, limitations and qualifications:

A. With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities,

(i)  all information contained in all documents reviewed by us is true and correct;

(ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;

(iii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities;

(iv) such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(v) unless such Securities constitute Common Stock issuable upon exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(vi) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization;

(vii) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the company’s certificate of incorporation, as amended, and restated and amended bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii) if such Securities constitute Common Stock, (a) sufficient shares of Common Stock will be authorized for issuance under the company’s certificate of incorporation, as amended, that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if Common Stock is issuable upon exercise of Warrants, the applicable warrant agreement) will not be less than the par value of such Common Stock;

(ix) if such Securities constitute Common Stock issuable upon exercise of Warrants, the action with respect to such Warrants referred to in Paragraph 2 above will have been taken; and

(x) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exercise of such Warrants, the terms of such exercise and related matters and to reserve such Common Stock for issuance upon such exercise.

B. The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws or regulations.

C. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

D. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

By:__/s/Charles Law____

Charles Law

King & Wood LLP

4